EXHIBIT 99.2

Emerging Markets Cross Border Exposures(1)
December 31, 1998
($ billions)

                                PRELIMINARY

                                                                   Total
                                        Deriva-                    Cross
                         Trade Trading/   tives/         Commit-   Border
                       Finance Other(2)     FX   Loans   ments   Exposure
Korea, Republic of        $0.1    $0.3     $0.3    $  -    $0.1     $0.8
Indonesia                    -       -      0.3     0.1       -      0.4
Hong Kong                    -     0.1      0.2     0.1       -      0.4
Thailand                     -       -      0.2       -       -      0.2
Malaysia                     -       -        -       -       -      0.1
Other(3)                   0.1     0.3      0.4     0.1       -      0.8
Total Emerging Asia       $0.2    $0.7     $1.3    $0.3    $0.1     $2.7

Brazil                    $0.2    $0.2     $  -    $0.1    $0.1     $0.7
Mexico                     0.1     0.2      0.1     0.2     0.1      0.6
Argentina                    -     0.3        -     0.1       -      0.5
Venezuela                    -       -        -       -       -      0.1
Other(4)                   0.2     0.2        -     0.1     0.1      0.6
Total Latin America       $0.5    $1.0     $0.1    $0.6    $0.3     $2.5

Russian Federation        $  -    $0.1     $  -    $0.2    $  -     $0.3

Total                     $0.8    $1.8     $1.4    $1.0    $0.3     $5.4

(1) Based on FFIEC instructions, shown by country of ultimate risk. First five columns represent management's view of types of claims. Excludes local country claims on local residents. Numbers may not total due to rounding differences.
(2) Includes securities, deposits and other exposures.
(3) Includes Peoples Republic of China, Republic of Taiwan, India, Philippines, Singapore & Sri Lanka.
(4) Includes Chile, Colombia, Peru, Ecuador, Nicaragua, Panama and Uruguay.






                         BANKERS TRUST CORPORATION
                            130 LIBERTY STREET
                         NEW YORK, NEW YORK 10006



David C. Fisher
Controller and Principal
 Accounting Officer



                                   January 22, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

     Accompanying this letter is Bankers Trust Corporation's Report on Form 8-K dated January 21, 1999 (the "Form 8-K"). The Form 8-K is being filed electronically through the EDGAR System.

     If there are any questions or comments in connection with the enclosed filing, please contact the undersigned at 212-250-3681.

                              Very truly yours,

                              BANKERS TRUST CORPORATION



                              By: DAVID C. FISHER
                                  DAVID C. FISHER
                                  Controller and Principal
                                  Accounting Officer